UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2017
BORGWARNER INC.
________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12162	13-3404508
State or other jurisdiction of	Commission File No.	(I.R.S. Employer
Incorporation or organization		Identification No.)

3850 Hamlin Road, Auburn Hills, Michigan	48326
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (248) 754-9200
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 15, 2017, the Company announced that Frederic Lissalde, age 50, has been appointed to serve as the Company's Executive Vice President and Chief Operating Officer effective January 1, 2018.
Mr. Lissalde currently serves as the Company’s Vice President and President and General Manager of Turbo Systems, a position that he has held since May 2013. From May 2011 to May 2013 he was President and General Manager of Turbo Systems Passenger Car Products. Prior to that, Mr. Lissalde served as Vice President and General Manager of BorgWarner DualTronic™ and Clutch Systems from January 2008 until May 2011, and Vice President of Global Sales and Marketing of BorgWarner Drivetrain Systems in 2007. He also served as Managing Director of several operations in Europe for BorgWarner Drivetrain Systems.
There are no family relationships between any of the Company's directors or officers and Mr. Lissalde. In addition, there are no other arrangements or understandings between Mr. Lissalde and any other person pursuant to which Mr. Lissalde was appointed as Chief Operating Officer. Mr. Lissalde has not entered into any transactions with the Company that are required to be disclosed under Item 404(a) of Regulation S-K.
A copy of the press release announcing these changes is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.
99.1    Press Release dated December 15, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORGWARNER INC.

Date: December 15, 2017	By:	/s/ John J. Gasparovic
	Name:	John J. Gasparovic
	Its:	Secretary

EXHIBIT INDEX

Exhibit Number            Description

99.1                    Press release dated December 15, 2017